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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 2,000,000 shares of Common Stock pertaining to the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan of our report dated January 25, 2002, except for the third paragraph of
Note 6, as to which the date is February 28, 2002, with respect to the consolidated financial statements and schedule of Vicor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                    /s/   Ernst & Young LLP


Boston, Massachusetts
September 6, 2002